U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 6, 2008

Photonic Products Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey	07647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

1.  Repayment of Senior Secured Note

Photonic Products Group, Inc. (PPGI, the “Company”), announced that it will prepay its Senior Secured Promissory note dated to mature on December 31, 2008. This note was originally issued on June 30, 2003 and is held by Clarex Limited, a major investor in the Company.  Repayment of the $1,700,000 principal and accrued interest totaling $477,444 will be made on or about March 7, 2008. With the repayment of this secured note, the Company will have no other secured debt or borrowings secured by a general lien or security interest on its assets.

2.  Extension of Maturity Date on Outstanding Convertible Notes

The Company also announced that the maturity dates of the Company’s $1,000,000 and $1,500,000 Secured Convertible 6% Promissory Notes were extended by mutual agreement between the Company and the holder of the notes, Clarex Limited, from December 31, 2008 to April 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 6, 2008
	By:	/s/ Daniel Lehrfeld
(Daniel Lehrfeld)
Chief Executive Officer